SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GLOBAL EPOINT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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GLOBAL EPOINT, INC.

339 S. Cheryl Lane

City of Industry, California 91789

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD                             , 2006

To our Stockholders:

This Special Meeting of Stockholders of Global ePoint, Inc., a Nevada corporation, will be held on [DAY], [DATE], 2006, at 10:00 a.m., local time, at Global ePoint’s corporate headquarters located at 339 S. Cheryl Lane, City of Industry, California 91789 to:

1.	Authorize and approve the issuance of shares of our common stock at a price less than the greater of book or market value of our common stock on the date of issuance, pursuant to certain financing transactions and related agreements entered into by and among Global ePoint and the other parties thereto;

2.	Authorize and approve an amendment to the Certificate of Designations of Global ePoint’s Series C Convertible Preferred Stock to allow dividends and redemption payments made in shares of common stock to be valued at the lower of (i) 92.5 % of the arithmetic average of the Volume Weighted Average Prices of Global ePoint’s common stock for the twenty (20) consecutive trading days immediately prior to the due date of such dividend or redemption payment, or (ii) the conversion price of the Series C Convertible Preferred Stock, which is currently $2.80;

3.	Authorize and approve an amendment to the Certificate of Designations of Global ePoint’s Series D Convertible Preferred Stock to allow dividends and redemption payments made in shares of common stock to be valued at the lower of (i) 92.5 % of the arithmetic average of the Volume Weighted Average Prices of Global ePoint’s common stock for the twenty (20) consecutive trading days immediately prior to the due date of such dividend or redemption payment, or (ii) the conversion price of the Series D Convertible Preferred Stock, which is currently $4.16;

4.	Vote on the adjournment or postponement of this Special Meeting to another time and date if such action is necessary for the board of directors to solicit additional proxies in favor of proposals 1, 2, and 3; and

5.	Consider any other business that properly comes before the meeting.

Only stockholders of record at the close of business on [            ], 2006 will be entitled to notice of, and to vote at, the meeting and any adjournments of the meeting. It is important that your shares be represented at the meeting. Please mark, sign, date and mail the enclosed proxy card in the postage-paid envelope provided, regardless of whether you plan to attend in person.

Sincerely,

John Pan
Chairman of the Board

                            , 2006

City of Industry, California

1

PROXY STATEMENT

i

GLOBAL EPOINT, INC.

PROXY STATEMENT FOR

SPECIAL MEETING OF STOCKHOLDERS

To Be Held _______________, 2006

The accompanying proxy is solicited on behalf of the Board of Directors of Global ePoint, Inc. in connection with a Special Meeting of Stockholders to be held on ____________, ____________________, 2006, at 10:00 a.m., local time, at Global ePoint’s corporate headquarters located at 339 S. Cheryl Lane, City of Industry, California 91789 for the purposes set forth in the accompanying Notice of Meeting.

Please mark and sign the enclosed proxy card and return it in the accompanying envelope. No postage is required if your returned proxy card is mailed within the United States. We will bear the cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding the materials to the beneficial owners of our common stock. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph, personal conversation or other means of communication. We may reimburse brokerage firms and others for expenses in forwarding proxy material to the beneficial owners of our common stock.

Any proxy given to this solicitation and received in time for the Special Meeting will be voted according to the instructions given in the proxy. Any stockholder giving a proxy may revoke it any time prior to its use at the Special Meeting by giving a written revocation notice to our Secretary, by filing a revoking instrument or a duly executed proxy bearing a later date with our Secretary or by attending the Special Meeting and voting in person

We expect that this proxy statement, the proxy and notice of meeting will first be mailed to our stockholders on or about ______________________, 2006.

VOTING OF SHARES

Our Board of Directors has fixed the close of business on [            ], 2006 as the record date for determining the stockholders entitled to notice of, and to vote at, the Special Meeting. On [            ], 2006, [            ] shares of our common stock, $.03 par value, were outstanding and held by [            ] recordholders. Each share outstanding on that date entitles its holder to one vote in person or by proxy on each matter to be voted on at the Special Meeting.

Quorum

The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting is required for a quorum for the transaction of business. In general, shares of common stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum.

Vote Required for Approval

We are soliciting the votes for Proposals 1, 2 and 3 for the purposes of complying with Nasdaq Marketplace Rule 4350(i)(1)(D), which requires shareholder approval for a transaction involving the sale, issuance or potential issuance by an issuer of common stock if the number of shares of common stock to be issued is, or may be may be equal to, 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance, for less than the greater of book or market value of the stock at the time of issuance. Neither applicable law nor our articles of incorporation require us to obtain the approval of the holders of our common stock for any of the proposals described in this Proxy Statement. Accordingly, the number of votes required to approve Proposals 1, 2 and 3 will be determined by reference to Nasdaq Marketplace Rule 4350, which provides that the minimum vote required for such approval is the majority of the total votes cast on the proposal in person or by proxy.

The proposal to authorize and approve the issuance of the securities described this Proxy Statement will be approved if a majority of the shares present or represented at the meeting and entitled to vote on the proposal are voted in favor of such matter. In counting votes on this matter, abstentions will be counted as voted against the matter and broker non-votes will be counted as not voted on the matter. Shares that are not voted will be deducted from the total number of shares of which a majority is required.

The proposals to amend the Certificates of Designations for our Series C and Series D Convertible Preferred Stock will be approved if a majority of the shares present or represented at the meeting and entitled to vote on the proposals are voted in favor of such matters. In counting votes on these matters, abstentions will be counted as voted against these matters and broker non-votes will be counted as not voted on these matters. Shares that are not voted will be deducted from the total number of shares of which a majority is required.

Any other matter to be voted upon at the meeting will be approved if a majority of the shares present or represented at the meeting and entitled to vote on the proposal are voted in favor of such matter. In counting votes on each such matter, abstentions will be counted as voted against the matter and broker non-votes will be counted as not voted on the matter. Shares that are not voted will be deducted from the total number of shares of which a majority is required.

Voting of Proxies

In connection with the financing transactions described in Proposal 1, John Pan, our President and Chairman of the Board, and Toresa Lou, our Chief Executive Officer, have given Iroquois Master Fund Ltd., or its designees, an irrevocable proxy to vote the shares of our common stock held by them in connection with Proposals 1, 2 and 3. Mr. Pan and Ms. Lou own 4,573,472 and 479,462 shares of our common stock, respectively, which represents       % of our common stock outstanding as of [                    ], 2006.

Shares of common stock represented by properly executed proxy cards will be voted according to the choices specified. Proxies that are signed by stockholders but that lack any voting instructions will be voted FOR the proposal to authorize the issuance of shares of our common stock at a price less than the greater of book or market value of our common stock on the date of issuance, as described in this proxy statement, FOR the proposal to amend the Certificate of Designations of our Series C preferred stock, FOR the proposal to amend the Certificate of Designations of our Series D preferred stock, and FOR the proposal to adjourn or postpone the meeting, if necessary to solicit additional proxies for Proposals 1, 2, and 3. If any other business properly comes before this Special Meeting, shares represented by proxy will be voted according to the best judgment of the proxy holders named on the proxy card.

PROPOSAL ONE — AUTHORIZE AND APPROVE THE ISSUANCE OF SECURITIES

In this proposal, we are asking you to approve the issuance of shares of our common stock at a price less than the greater of book or market value of our common stock on the date of issuance in connection with the financing transaction described below.

On May 23, 2006, we entered into (i) an Amendment No. 1 to Securities Purchase Agreement, Certificate of Designations, and Registration Rights Agreement (the “Amendment”), (ii) a Securities Purchase Agreement, (the “Purchase Agreement”), and (iii) a Registration Rights Agreement with certain institutional investors (the “Investors”) in connection with a financing transaction (the “Financing Transaction”) pursuant to which we received approximately $8.1 million, and agreed to issue to the Investors certain securities convertible and exerciseable into shares of our common stock (“Common Stock”), more fully described below. We used the proceeds of the Financing Transaction for general working capital purposes. The Financing Transaction closed on May 25, 2006. You can find additional information regarding the Financing Transaction (including copies of the Amendment and the Purchase Agreement) in our Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 25, 2006 (the “Closing Date”).

In connection with the Financing Transaction, we issued the following securities to the Investors:

•	127,977 shares of a new class of preferred stock, the Series E Preferred Stock (the “Series E Shares”), with an aggregate stated value of $6,398,850. The Series E Shares are currently convertible into shares of Common Stock at $2.76 per share, or approximately 2,318,424 shares ;

•	warrants to purchase an aggregate 1,159,208 shares of Common Stock at an exercise price of $3.58 per share (the “Series E Warrants”);

•	warrants to purchase an aggregate of 1,095,815 shares of Common Stock at an exercise price of $2.76 per share (the “A Warrants”); and

•	warrants to purchase a floating number of shares of Common Stock at an exercise price of $0.01 per share (the “B Warrants”). The exact number of shares issuable upon exercise of the B Warrants will be determined by dividing $1,938,403 by the lowest of (i) $2.76, (ii) the closing price of the Common Stock on the trading day prior to the date that the registration statement (the “Registration Statement”) required under the Registration Rights Agreement becomes effective, (iii) the closing price of the Common Stock on the trading day prior to the day we obtain shareholder approval for the Financing Transaction, or (iv) if the Registration Statement is not declared effective, the trading day prior to the day any shares of Common Stock issuable pursuant to the B Warrants can be sold under Rule 144.

Iroquois Master Fund, Ltd., an affiliate of Iroquois Capital LP, purchased over 72% of the Series E Shares and Series E Warrants, and over 58% and 62% of the A and B Warrants, respectively. Prior to the Financing Transaction, Iroquois Master Fund was the holder of 69% of our Series D Preferred Stock and related warrants, all of which were converted into shares of our common stock in connection with the Financing Transaction. Currently, Iroquois Capital, together with its affiliates, is the beneficial holder of over 22% of our outstanding common stock.

In addition to the conversion feature described above, the Investors who hold Series E Shares (“Series E Investors”) are entitled to dividends payable semi-annually in arrears at a rate equal to three percentage points over the then-current LIBOR rate. We must commence redeeming the Series E Shares beginning on September 1, 2006, and on the first day of each of the following seven calendar quarters at the rate of one-twelfth of the original principal value, plus all accrued but unpaid dividends thereon. The Series E Investors may require us to redeem the remaining 25% of the Series E Shares at any time following the last redemption payment, but in any event the Series E Shares will be fully redeemed by the fifth anniversary of the Closing Date. The dividends and the redemption payments may be made in cash or, at our option, in shares of Common Stock at a price equal to the lower of (i) 92.5% of the arithmetic average of the volume weighted average prices of the Common Stock for the twenty trading days prior to the due date of such dividend or redemption payment, and (ii) the then-current conversion price of the Series E Shares. Except as provided by law, holders of the Series E Shares have no voting rights.

The conversion price of the Series E Shares and the exercise price of each of the Series E Warrants, A Warrants, and B Warrants (collectively, the “Warrants”) are subject to adjustment if we issue shares of Common Stock, or securities convertible into or exchangeable for shares of Common Stock, at a price less than the then-current conversion price of the Series E Shares or exercise price of such Warrants, respectively. If such an adjustment occurs, there is no fixed floor price limiting the downward adjustment of the conversion price of the

Series E Shares, or the exercise price of any of the Warrants. In addition, if such an adjustment occurs, the conversion price of the Series E Shares and the exercise prices of the Warrants will be reset to the lowest price for which the new securities may be issued, regardless of whether such securities were actually issued at that price. The conversion price of the Series E Shares and the exercise prices of the Warrants will also be adjusted for standard anti-dilution events such as stock splits, combinations and the like.

The terms of the agreements relating to the Financing Transaction are complex. This summary of terms is general in nature and is qualified by reference to the actual agreements attached as exhibits to our Form 8-K filed with the SEC on May 25, 2006. Shareholders desiring a more complete understanding of the Financing Transaction, Amendment, Purchase Agreement, Registration Rights Agreement, Series E Shares, and the Warrants are urged to refer to such exhibits.

The documents for the Financing Transaction provide that if the conversion price of the Series E Shares or the exercise price of any Warrant is less than the closing price of the Common Stock on the date prior to the Closing Date, the aggregate number of shares of Common Stock issuable upon conversion of the Series E Shares or exercise of the Warrants may not exceed 19.99% of the number of shares of Common Stock outstanding on May 24, 2006, unless we obtain shareholder approval for the issuance. The documents also provide that if the Nasdaq Marketplace Rules require shareholder approval for any of the transactions contemplated in the Offering, the Company is required to obtain such approval.

Nasdaq Marketplace Rule 4350 (i)(1)(D)(ii) requires shareholder approval of a transaction, other than a public offering, involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance, for less than the greater of book or market value of the stock at the time of issuance (the “20% Rule”). If shareholder approval is not obtained, the issuer is not permitted to issue any shares above the 20% threshold.

The exercise price of the B Warrants is set below the market price of the Common Stock on the Closing Date, and the number of shares for which they may be exercised is not yet known. Accordingly, since the number of shares that may be issued for a price less than market could exceed the 20% threshold, we must obtain shareholder approval for the issuance of the Common Stock upon exercise of the B Warrants. In addition, although the current conversion price of the Series E Shares and the exercise prices of the Series E Warrants and the A Warrants are above the market price of the Common Stock on the close of business on the day prior to the Closing Date, the conversion and exercise prices of the Series E Shares and Warrants, respectively, are subject to adjustment without limit. Because of this potential adjustment, the number of shares of Common Stock that may be issued upon conversion of the Series E Shares and exercise of the Series E Warrants and A Warrants could exceed the 20% threshold. Therefore, shareholder approval of the issuance of shares of Common Stock issuable upon the conversion of the Series E Shares and the exercise of the Series E Warrants, A Warrants, and B Warrants is necessary in order to comply with the 20% Rule.

On the day before the Closing Date, the closing price of the Common Stock was $2.44 per share, and there were 15,509,449 shares of Common Stock outstanding. Based on the respective current conversion and exercise prices, the aggregate number of shares of Common Stock issuable upon conversion and exercise of the Series E Shares, Series E Warrants, and the A Warrants, is 4,529,962. The number of shares issuable upon exercise of the B Warrants is not yet known. The actual total number of shares of Common Stock that we may issue in connection with the Financing Transaction is dependent upon the number of shares that will be issuable pursuant to the B Warrants, and whether and to what extent the conversion and exercise prices of the Series E Shares and the Warrants, respectively, may be adjusted in the future. According to the 20% Rule, we may only issue up to 3,100,339 shares of Common Stock at a price less than $2.44 per share in connection with the Financing Transaction without obtaining shareholder approval.

If shareholder approval is not obtained, the Series E Shares may still be redeemed or converted to shares of Common Stock according to the terms of the applicable certificate of designations, provided that the conversion price is not less than $2.44 per share, the closing price of the Common Stock on the day prior to the Closing Date, or, if the conversion price does fall below $2.44 per share, if the number of shares of Common Stock issued in the aggregate in connection with the Financing Transaction at a price less than $2.44 per share does not exceed the limit set by the 20% Rule. Similarly, the Series E Warrants and the A Warrants may still be exercised according to their terms provided their respective exercise prices did not fall below $2.44 per share, or, if the exercise prices do fall below $2.44 per share, if the number of shares of Common Stock issued in the aggregate in connection with the Financing Transaction at a price less than $2.44 per share does not exceed the limit set by the 20% Rule. The B Warrants may be exercised according to their terms provided that the number of shares of Common Stock issued pursuant to the B Warrants does not exceed the limit set by the 20% Rule when aggregated with all shares of Common Stock issued in connection with the Financing Transaction at a price less than $2.44 per share. If the limitation is reached, we could be forced to pay dividend and redemption payments relating to the Series E Shares in cash, resulting in less available cash to fund our operations. In addition, the documents relating to the Financing Transaction require us to continue to seek shareholder approval for the Financing Transaction until we obtain such approval.

Approval of this proposal by our shareholders would satisfy the shareholder approval requirements of Nasdaq Marketplace Rule 4350 for below-market issuances of 20% or more of the outstanding Common Stock or voting power of the Company.

No dissenters’ or appraisal rights are available to our shareholders under the Nevada corporate law in connection with Financing Transaction or the issuance of the above-described securities.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ISSUANCE OF THE SECURITIES DESCRIBED IN THIS PROPOSAL.

PROPOSAL TWO — AUTHORIZE AND APPROVE AN AMENDMENT TO THE SERIES C CERTIFICATE OF DESIGNATIONS

The Amendment executed in connection with the Financing Transaction also requires us to amend the certificate of designations of our Series C Convertible Preferred Stock, subject to shareholder approval, as described below. The proposed amendment requires the approval of the holders of a majority of the shares of Common Stock outstanding as of the record date.

On June 2, 2005, we issued 1,250,004 shares of Series C Convertible Preferred Stock, with an aggregate value of $3,500,000. Currently, there are 685,524 shares of Series C preferred stock outstanding, all of which are convertible into shares of Common Stock at a conversion rate of $2.80 per share. The holders of the Series C preferred stock are entitled to receive dividends payable semi-annually in arrears at a rate of six percent per annum. We must redeem the Series C preferred stock at a rate of one thirtieth of the original principal value per month. The dividends and the redemption payments may be made in cash or, at our option, in shares of Common Stock at a price equal to 92.5% of the arithmetic average of the volume weighted average prices of the Common Stock for the twenty trading days prior to the due date of such dividend or redemption payment.

In connection with the Financing Transaction described in Proposal One, we agreed to seek shareholder approval to amend the certificate of designations of the Series C preferred stock to provide that the dividends and the redemption payments to the holders of Series C preferred stock may be made in cash or, at our option, in shares of Common Stock at a price equal to the lower of (i) 92.5% of the arithmetic average of the volume weighted average prices of the Common Stock for the twenty trading days prior to the due date of such dividend or redemption payment, and (ii) the then-current conversion price of the Series C preferred stock.

Applicable law generally does not require the approval of the shareholders of common stock to approve amendments to certificates of designations. However, since there is no fixed floor price limiting the price at which the shares of Common Stock may be issued for a dividend or redemption payment, if the proposed amendment is approved the shares of Common Stock issued to pay of such dividends or redemption payments may be issued at an effective price less than the market price of the Common Stock on the date such payments are made. In addition, there is no limit on the number of shares of Common Stock issuable under those provisions. This could potentially result in the issuance of a number of shares of Common Stock in excess of the amount permitted under the 20% Rule, at a price less than the market price on the date of such issuance. Accordingly, we must obtain shareholder approval for the amendment in order to avoid violating Nasdaq Marketplace Rule 4350 (i)(1)(D)(ii).

If we do not obtain shareholder approval for the foregoing amendment, the certificate of designations for the Series C preferred stock will remain unchanged.

No dissenters’ or appraisal rights are available to our shareholders under the Nevada corporate law in connection with the amendment to the Series C certificate of designations.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT DESCRIBED IN THIS PROPOSAL.

PROPOSAL THREE — AUTHORIZE AND APPROVE AN AMENDMENT TO THE SERIES D CERTIFICATE OF DESIGNATIONS

The Amendment executed in connection with the Financing Transaction also requires us to amend the certificate of designations of our Series D Convertible Preferred Stock, subject to shareholder approval, as described below. The proposed amendment requires the approval of the holders of a majority of the shares of Common Stock outstanding as of the record date.

On November 7, 2005, we issued 120,000 shares of Series D Convertible Preferred Stock, with an aggregate value of $6,000,000. Currently, there are 6,000 shares of Series D preferred stock outstanding, which are convertible into shares of Common Stock at a rate of $4.16 per share. The holders of the Series D preferred stock are entitled to receive dividends payable semi-annually in arrears at a rate of six percent per annum. Beginning in August 2006, and continuing for the following seven calendar quarters, we must redeem the Series D preferred stock on a quarterly basis at the rate of one twelfth of the original principal value, plus all accrued but unpaid dividends thereon. Holders of the Series D preferred stock may require us to redeem the remaining 25% of the Series D preferred stock at any time following the last redemption payment, but in any event the Series D preferred stock will be fully redeemed by November 7, 2010. The dividends and the redemption payments may be made in cash or, at our option, in shares of Common Stock at a price equal to 92.5% of the arithmetic average of the volume weighted average prices of the Common Stock for the twenty trading days prior to the due date of such dividend or redemption payment; however, in no event may the shares of Common Stock issuable in payment of such dividends or redemption payments be issued at a price less than $3.33.

In connection with the Financing Transaction described in Proposal One, we agreed to seek shareholder approval to amend the certificate of designations of the Series D preferred stock to provide that the dividends and the redemption payments to the holders of Series D preferred stock may be made in cash or, at our option, in shares of Common Stock at a price equal to the lower of (i) 92.5% of the arithmetic average of the volume weighted average prices of the Common Stock for the twenty trading days prior to the due date of such dividend or redemption payment, and (ii) the then-current conversion price of the Series D preferred stock.

Applicable law generally does not require the approval of the shareholders of common stock to approve amendments to certificates of designations. However, since there is no fixed floor price limiting the price at which the shares of Common Stock may be issued for a dividend or redemption payment, if the proposed amendment is approved the shares of Common Stock issued to pay of such dividends or redemption payments may be issued at an effective price less than the market price of the Common Stock on the date such payments are made. In addition, there is no limit on the number of shares of Common Stock issuable under those provisions. This could potentially result in the issuance of a number of shares of Common Stock in excess of the amount permitted under the 20% Rule, at a price less than the market price on the date of such issuance. Accordingly, we must obtain shareholder approval for the amendment in order to avoid violating Nasdaq Marketplace Rule 4350 (i)(1)(D)(ii).

If we do not obtain shareholder approval for the foregoing amendment, the certificate of designations for the Series D preferred stock will remain unchanged.

No dissenters’ or appraisal rights are available to our shareholders under the Nevada corporate law in connection with the amendment to the Series D certificate of designations.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT DESCRIBED IN THIS PROPOSAL.

PROPOSAL FOUR — AUTHORIZATION TO ADJOURN OR POSTPONE THE MEETING TO SOLICIT ADDITIONAL VOTES FOR APPROVAL

If at the Special Meeting the number of shares of our common stock voting in favor of Proposals One, Two, and Three is insufficient to approve those proposals under applicable law, our management intends to move to adjourn or postpone the meeting in order to enable it to solicit additional proxies in favor of those proposals. In that event, we will ask our shareholders to vote only upon the adjournment proposal.

In the adjournment proposal, we are asking our shareholders to authorize the holder of any proxy solicited by the Board of Directors to vote in favor of granting management the discretionary authority to adjourn or postpone the Special Meeting and any later adjournments of that meeting to a later date in order to enable the Board of Directors to solicit additional proxies in favor of Proposals One, Two, and Three if those proposals initially lack a sufficient number of shares voting in favor. If our shareholders approve the adjournment proposal, our management could adjourn the Special Meeting and any adjourned session of the Special Meeting to a later date and use the additional time to solicit additional proxies in favor of Proposals One, Two, and Three, including solicitation of proxies from shareholders that have previously voted against those proposals.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AUTHORIZATION TO ADJOURN OR POSTPONE THE MEETING TO SOLICIT ADDITIONAL VOTES.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the beneficial ownership of our common stock, as of March 31, 2006, by:

•	All of our directors and executive officers, individually;

•	All of our directors and executive officers, as a group; and

•	All persons who beneficially owned more than 5% of our outstanding common stock.

Beneficial Owner (1)	Amount and Nature of Beneficial Ownership of Common Stock as of 3/31/2006	Percent of Class
Iroquois Capital LP (2)	3,411,840	22.27%
Toresa Lou (3)	1,436,891	8.85
John Pan (4)	4,823,472	30.98
John Yuan	40,000	*
Daryl F. Gates (5)	145,000	*
James D. Smith (6)	40,000	*
Joseph R, Hermosillo	—	*
Arik Arad	—	*
All directors and executive officers as a group (7 persons)	6,485,363	38.9%

*	Less than one percent.

(1)	Unless otherwise indicated, all shares are owned beneficially and of record by the person named above.

(2)	Includes the following securities: 997,597 shares underlying the Series D Preferred Stock, 498,799 shares issuable upon the exercise of warrants at an exercise price of $4.33 per share, 997,597 shares issuable upon the exercise of warrants at an exercise price of $5.25 per share, and 498,799 shares issuable upon the exercise of warrants at an exercise price of $6.00 per share. In addition, includes 459,823 shares beneficially held by Iroquois Capital, LP. Joshua Silverman has voting and investment control over the securities held by Iroquois Capital, LP and Iroquois Master Fund Ltd. Mr. Silverman disclaims beneficial ownership of the shares held by Iroquois Capital, LP and Iroquois Master Fund Ltd. 105,715 shares underlying the Series D Preferred Stock, 142,858 shares issuable upon the exercise of warrants at an exercise price of $3.50 per share, and 189,524 common shares.

(3)	Represents options to purchase shares of Common Stock issued to Auspex LLC, an entity controlled by Toresa Lou, issued in connection with the Company’s acquisition of McDigit in August 2003, pursuant to the Reorganization and Stock Purchase Agreement dated March 31, 2003 (the “Reorganization Agreement”). Under the Reorganization Agreement, McDigit was entitled to receive 1,511,015 options to purchase the Company’s Common Stock as part of the acquisition by Global. In August 2003, Global and McDigit executed the “Stock Distribution Agreement” pursuant to which the parties agreed that these options would be granted to Auspex LLC. Pursuant to the Reorganization Agreement, the option was issued pari passu to, and in a number equal to, the outstanding options and warrants of the Company at time of closing of the acquisition. The option may only be exercised in the same number as the number exercised from the existing options and warrants held at the time of closing. Between the closing date of the acquisition and April 2, 2005, 243,585 options that were outstanding upon the closing date of the acquisition have expired, and therefore, an equal number of Auspex LLC’s options under the Stock Distribution Agreement have expired. For purposes of this table, we have assumed that all of Auspex LLC’s other options are currently exercisable. Also includes 524,891 common shares from the exercise of options pursuant to the agreement. Includes an additional 250,000 options to purchase common stock.

(4)	Includes options to purchase 250,000 shares of common stock.

(5)	Includes options to purchase 126,000 shares of Common Stock.

(6)	Represents options to purchase 40,000 shares of Common Stock.

OTHER BUSINESS

We know of no business that will be presented for consideration at the Special Meeting other than that described in this proxy statement. As to other business, if any, that may properly come before the Special Meeting, it is intended that proxies solicited by our Board will be voted according to the judgment of the person or persons voting the proxies.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the company’s Proxy Statement may have been sent to multiple stockholders in each household. The company will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to Investor Relations, Global ePoint, Inc., 339 S. Cheryl Lane, City of Industry, California, 91789; telephone: (909) 869-1688. Any stockholder who wants to receive separate copies of our Proxy Statement or Annual Report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact the Company at the above address and phone number.

ANNUAL REPORT

COPIES OF OUR ANNUAL REPORT ON FORM 10-KSB, INCLUDING ALL EXHIBITS, CAN BE OBTAINED WITHOUT CHARGE FROM THE CORPORATE SECRETARY AT OUR CORPORATE OFFICES LOCATED AT 339 S. CHERYL LANE, CITY OF INDUSTRY, CALIFORNIA 91789.

BY ORDER OF THE BOARD OF DIRECTORS

JOHN PAN, CHAIRMAN OF THE BOARD

___________________, 2006

City of Industry, California

Global ePoint, Inc.	PROXY
339 S. Cheryl Lane, City of Industry, California 91789

COMMON STOCK PROXY

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD                         , 2006

The undersigned hereby appoints                                  and                                 , and each of them, with full powers of substitution, as proxies to represent and vote, as designated below, all shares of Common Stock of Global ePoint, Inc., registered in the name of the undersigned at the Special Meeting of Stockholders of the Company to be held at 339 South Cheryl Lane, City of Industry, California 91789 at 10:00 a.m., (Local Time) on                                 , 2006, and at any adjournment thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage paid envelope provided.

ò Please Detach Here ò

The Board of Directors Recommends That You Vote FOR Each of the Proposals Below.

Proposal 1: AUTHORIZE AND APPROVE ISSUANCE OF SECURITIES	☐	FOR	☐	AGAINST	☐	ABSTAIN

Proposal 2: AUTHORIZE AND APPROVE AN AMENDMENT TO THE SERIES C CERTIFICATE OF DESIGNATIONS	☐	FOR	☐	AGAINST	☐	ABSTAIN

Proposal 3: AUTHORIZE AND APPROVE AN AMENDMENT TO THE SERIES D CERTIFICATE OF DESIGNATIONS	☐	FOR	☐	AGAINST	☐	ABSTAIN

Proposal 4: AUTHORIZATION TO ADJOURN OR POSTPONE THE MEETING	☐	FOR	☐	AGAINST	☐	ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR ALL PROPOSALS.

Address Change? Mark Box ☐	Dated: , 2006
Indicate Changes Below:

Signature(s) in Box (if there are co-owners, both must sign)

PLEASE DATE AND SIGN ABOVE exactly as name appears at the left, indicating, where appropriate, office position or representative capacity. For stock held in joint tenancy, each joint owner should sign.